Exhibit 99.1

FOR RELEASE:	Contact:	Michael Gluk (investors)
August 3, 2006 [4 p.m. ET/1 p.m. PT]		Chief Financial Officer
ArthroCare Corporation
512-391-3906

Jon Zurbey (media)
Haberman & Associates
612-372-6446
jon@habermaninc.com

ARTHROCARE’S 28% REVENUE GROWTH DRIVES

60% INCREASE IN NET INCOME FOR THE SECOND QUARTER

AUSTIN, TEXAS — August 3, 2006 — ArthroCare® Corp. (Nasdaq: ARTC), a multi-business medical device company that develops minimally invasive surgical products, announced today financial results for the second quarter ended June 30, 2006. Second quarter product revenues were $63.8 million, a 28 percent increase over the $49.7 million recorded in the same quarter of the previous year. Total revenues, which include product revenues, license fees and royalties, were $66.0 million for the second quarter, a 28 percent increase over the $51.7 million reported in the second quarter of 2005.

ArthroCare reported net income of $7.7 million, or $0.28 per diluted share, for the second quarter of 2006, compared to net income of $4.8 million, or $0.19 per diluted share, reported in the same quarter of 2005.

FAS 123R-related expenses in the second quarter resulted in a non-cash charge to net income for stock-based compensation of approximately $1.3 million after taxes, or $0.05 per diluted share. Excluding this required charge, non-GAAP net income for the second quarter would have been $9.0 million, or $0.33 per diluted share. A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income measures is provided in the table below under the caption “Reconciliation of GAAP and Non-GAAP Measures.”

Q2 SUMMARY TABLE

	Q206		Q106		Q205
Product Sales	$63.8	M	$60.3	M	$49.7	M
License Fees, Royalties and Other Revenues	$2.2	M	$2.2	M	$2.0	M
Total Revenues	$66.0	M	$62.5	M	$51.7	M
Net Income	$7.7	M	$7.1	M	$4.8	M
Earnings Per Diluted Share	$0.28		$0.26		$0.19

FIRST SIX MONTHS OF 2006

For the first six months of 2006, total revenues reached $128.5 million compared with $101.4 million in the same period of 2005. The product sales portion of revenue increased to $124.1 million in 2006 compared to $97.5 million in 2005. Net income for the six-month period was $14.8 million, or $0.53 per diluted share, compared to six-month net income of $8.0 million, or $0.31 per diluted share, in the previous year.

FAS 123R-related expenses in the first six months of 2006 resulted in non-cash charges to net income for stock-based compensation of approximately $2.6 million after taxes, or approximately $0.10 per diluted share. Excluding these required charges, non-GAAP net income for the six-month period would have been $17.4 million, or $0.63 per diluted share. A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income measures is provided in the table below under the caption “Reconciliation of GAAP and Non-GAAP Measures.”

REVENUE

In addition to second quarter product sales of $63.8 million, license fees, royalties and other revenue were $2.2 million in the second quarter of 2006, which represents 3 percent of total revenue, compared to $2.0 million, or 4 percent of total second quarter 2005 revenue. International product revenue for the second quarter of 2006 increased 19 percent compared to the same period last year, and represented 20 percent of product sales during the quarter.

BUSINESS UNIT PERFORMANCE

The Sports Medicine business unit produced revenue growth of 25 percent during the quarter ended June 30, 2006 compared with the same period of 2005, and represented 65 percent of total product revenue.

Sales in the Spine business unit increased modestly during the second quarter of 2006 compared to the same period in 2005, with spine sales representing 9 percent of product sales in the second quarter of 2006.

The second quarter increase in ENT product sales over the comparable period of last year was 52 percent, with ENT sales representing 26 percent of product revenue during the quarter.

OPERATIONS

Product margin was 69 percent in the second quarter of 2006, compared to 69 percent in the year-ago quarter. Stock-based compensation expense related to FAS 123R of approximately $180,000, or 0.3 points of product margin, was recognized in cost of product sales in the second quarter, and a stock-based compensation cost of $222,000 was capitalized into inventory and will be amortized through cost of sales in future periods.

Operating expenses were $36.0 million in the second quarter, or approximately 54 percent of total revenue, and included $1.8 million in stock-based compensation expense. Excluding this expense, which was not required in the second quarter of 2005, non-GAAP operating expenses were $34.2 million, or 52 percent of total revenue, versus $29.9 million, or 58 percent of total revenue, in the second quarter of 2005. A reconciliation of operating expenses calculated in accordance with GAAP and non-GAAP operating expense measures is provided below in the table under the caption “Reconciliation of GAAP and Non-GAAP Measures.”

BALANCE SHEET

Cash, cash equivalents and short-term investments were $33.8 million as of June 30, 2006, compared to $23.3 million at December 31, 2005. Days sales outstanding improved one day to 73 days, from 74 days reported at year end. Inventories increased to $53.1 million from the $47.8 million reported at December 31, 2005, which is in line with the Company’s sales growth.

“We are pleased to have generated a strong performance from both a revenue and earnings perspective in the second quarter,” said Michael A. Baker, president and chief executive officer for ArthroCare. “We continued our recent trend of achieving record quarterly revenues and exceeded our earnings growth target. We look forward to further building upon the momentum we’ve produced during the first half of this year to accomplish our fiscal 2006 objectives.”

RECENT CORPORATE DEVELOPMENTS

•	The United Kingdom’s National Institute for Health and Clinical Excellence, an independent organization responsible for providing national guidance on the promotion of good health and the prevention and treatment of ill health, recently approved percutaneous disc decompression using ArthroCare’s Coblation technology, specifically DISC Nucleoplasty®, as a treatment option for patients with lower back pain. The organization’s endorsement allows physicians and hospitals in the United Kingdom to be reimbursed for performing the procedure on patients covered by the National Health Service.

•	ArthroCare was named to the new NASDAQ Global Select Market, a recently created classification tier with the highest initial listing standards for market value, liquidity, earnings and corporate governance of any exchange in the world.

•	Wade Wong, D.O.F.A.C.R., a radiologist at the University of California, San Diego (UCSD) School of Medicine, presented study results at the American Society of Interventional and Therapeutic Neuroradiology (ASITN) in April based on his use of Coblation technology to treat fractured vertebrae caused by spinal tumors. Wong removed spinal tumors in 28 patients using Coblation technology and then injected bone cement into the resulting cavity to stabilize the fractured bone fragments without complications that normally occur. He reported all 28 patients treated in the study experienced decreased pain and improved function.

•	Two new studies presented at the Arthroscopic Association of North America (AANA) annual meeting in May demonstrated Coblation devices were effective for safely treating symptomatic chondral defects in the knee. The first study, presented by Ferdinando Battistella, MD, orthopaedic surgeon at Legano Hospital (Milan, Italy), is the first clinical study to evaluate in vivo histologic findings after the use of bipolar radiofrequency-based methods in articular cartilage of the knee. Study results indicate this approach can be used to safely treat grades II and III lesions in the knee. A second study, “Osteonecrosis Following Arthroscopic Chondroplasty – a Retrospective Evaluation of 521 Patients Who Underwent Arthroscopic Knee Surgery,” indicated no relationship between the onset of osteonecrosis and the type of surgical device used for treating symptomatic chondral defects in the knee. Dain Allred, MD, orthopaedic surgeon at the University of Rochester School of Medicine, presented the study.

•	ArthroCare appointed Richard W. Rew II as Vice President, Legal Affairs. He succeeds John Raffle who was recently promoted to Senior Vice President of Strategic Business Units. Rew joins ArthroCare from Activant Solutions Inc., a software and services company with more than 2,000 employees. Rew served as General Counsel of Activant beginning in 2000 and was most recently Vice President, General Counsel & Secretary. Prior to Activant, Rew served as General Counsel for publicly traded EZCORP, Inc. from 1996 to 2000. Rew is a member of the State Bar of Texas.

•	ArthroCare was named one of the fastest-growing technology companies in the United States by Business 2.0 in the publication’s June 2006 issue. The magazine ranked ArthroCare number 39 in its 2006 Business 2.0 100 (B2 100). This is the second consecutive year ArthroCare has been included in the B2 100 list; in 2005, the Company ranked number 89.

•	ArthroCare was included in “The Industry Top 10” in ipIQ’s annual Patent Scorecard of medical device companies. The 2006 Patent Scorecard is a ranking of corporate innovation within 15 industries that combines a series of indicators — reflecting varying aspects of innovation, speed, strength and relevancy — to arrive at patent quality, technological strength and breadth of impact. It tracks the U.S. patent portfolios of more than 2,500 of the world’s top technology firms.

BUSINESS OUTLOOK

The following statements are based on current expectations on August 3, 2006. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any new businesses or license agreements the Company may enter in future periods.

ArthroCare’s business outlook for fiscal 2006 is as follows:

•	The Company expects total revenues for fiscal 2006 to be in the range of $255 million to $265 million.

•	For the third quarter of 2006, ArthroCare anticipates sequential revenue growth over the second quarter of 2006.

•	ArthroCare expects fiscal 2006 GAAP diluted EPS, which includes the impact of FAS 123R, to be in the range of $1.10 to $1.20.

•	ArthroCare estimates FAS 123R expense for stock-based compensation expenses in fiscal 2006 to be $0.15 to $0.20 per share.

•	In fiscal 2007, ArthroCare expects revenue growth of at least 20 percent with earnings growing faster than revenue.

USE OF NON-GAAP FINANCIAL MEASURES

ArthroCare believes that to properly understand the Company’s short- and long-term financial trends, investors may wish to consider the impact of certain charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, ArthroCare management uses results of operations before certain charges to evaluate the operational performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

Non-GAAP results for the three and six months ended June 30, 2006 exclude stock-based compensation charges associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), on January 1, 2006. A reconciliation of ArthroCare’s non-GAAP net income, non-GAAP diluted net income per share and non-GAAP operating expenses follows (unaudited, in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
GAAP net income	$7,699	$4,818	$14,832	$7,980
Stock compensation adjustments (1):
Cost of product sales	176	—	176	—
Research and development	333	—	724	—
Sales and marketing	793	—	1,580	—
General and administrative	733	—	1,606	—
Provision for income taxes	(711)	—	(1,473)	—

Non-GAAP net income	$9,023	$4,818	$17,445	$7,980

Diluted shares outstanding	27,803	25,877	27,773	25,833
Non-GAAP diluted net income per share	$0.33	$0.19	$0.63	$0.31

	Three Months Ended
	June 30, 2006	June 30, 2005
GAAP operating expenses	$36,016	$29,922
Stock compensation adjustments (1):
Research and development	(333)	—
Sales and marketing	(793)	—
General and administrative	(733)	—

Non-GAAP operating expenses	$34,157	$29,922

(1)	Statement 123R requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, including employee stock options and employee stock purchases related to the ESPP based on estimated grant date fair values. Therefore, the above adjustments consist of stock-based compensation and the related tax effect. These non-GAAP adjustments are provided to enhance the user’s overall understanding of ArthroCare’s financial performance and provide comparability, as this expense was not included in the Company’s financial statements prior to January 1, 2006. The Company strongly believes this non-GAAP presentation is information that will be useful and widely used by the Company’s investors and analysts and is relevant to assessing the Company’s operating performance.

CONFERENCE CALL

ArthroCare will hold a conference call with the financial community to discuss these results at 4:30 p.m. ET/1:30 p.m. PT today. The call will be simultaneously Webcast by Thomson-CCBN and can be accessed on ArthroCare’s Web site at www.arthrocare.com. The Webcast will remain available through September 3, 2006. A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21299404.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

SAFE HARBOR STATEMENTS

Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the Company’s stated business outlook for fiscal 2006, continued strength of the Company’s fundamental position, the strength of the Company’s technology, the Company’s belief that strategic moves will enhance achievement of the Company’s long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the Company’s non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, the uncertainty of protecting the Company’s patent position, and any changes in financial results from completion of year-end audit activities. These and other risks and uncertainties are detailed from time to time in the Company’s Securities and Exchange Commission filings, including ArthroCare’s Form 10-Q for the quarter ended March 31, 2006 and Form 10-K for the year ended Dec. 31, 2005. Forward-looking statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects,” and similar words and phrases. Actual results may differ materially from management expectations.

Financial Tables Appended

ARTHROCARE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2006	June 30, 2005	Variance	June 30, 2006	June 30, 2005	Variance
Revenues:
Net Product Sales	$63,821	$49,683	$14,138	$124,078	$97,517	$26,561
Royalties, fees and other	2,184	2,049	135	4,408	3,898	510

Total revenues	66,005	51,732	14,273	128,486	101,415	27,071

Cost of product sales	19,756	15,296	(4,460)	37,461	30,773	(6,688)

Gross profit	46,249	36,436	9,813	91,025	70,642	20,383

Product Margin	69.0%	69.2%		69.8%	68.4%
Gross Margin	70.1%	70.4%		70.8%	69.7%

Operating expenses:
Research and development	6,125	5,155	(970)	12,327	10,007	(2,320)
Sales and marketing	22,796	18,601	(4,195)	44,701	36,951	(7,750)
General and administrative	5,377	4,708	(669)	10,438	9,269	(1,169)
Amortization of intangible assets	1,718	1,458	(260)	3,540	2,916	(624)

Total operating expenses	36,016	29,922	(6,094)	71,006	59,143	(11,863)

Income from operations	10,233	6,514	3,719	20,019	11,499	8,520
Interest and other income, net	(11)	(366)	355	(322)	(1,135)	813

Income before income tax provision	10,222	6,148	4,074	19,697	10,364	9,333
Net Operating Margin	15%	12%		15%	10%
Income tax provision	2,523	1,330	(1,193)	4,865	2,384	(2,481)

Net income	$7,699	$4,818	$2,881	$14,832	$7,980	$6,852

Basic net income per share	$0.29	$0.20	$0.09	$0.58	$0.33	$0.25

Shares used in computing basic net income per share	26,180	24,176		25,756	24,044

Diluted net income per common share	$0.28	$0.19	$0.09	$0.53	$0.31	$0.22

Shares used in computing diluted net income per share	27,803	25,877		27,773	25,833

ARTHROCARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,329	$20,717
Short Term Investments	21,463	2,600
Accounts receivable, net of allowances	51,232	47,138
Inventories, net	53,075	47,834
Prepaid expenses and other current assets	16,847	14,544

Total current assets	154,946	132,833

Property and equipment, net	34,906	32,604
Related party receivables	500	1,075
Intangible assets, net	38,181	40,901
Goodwill	117,987	59,170
Other assets	894	395

Total assets	$347,414	$266,978

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,932	$12,332
Accrued liabilities	6,313	6,548
Accrued compensation	8,597	11,008
Current portion of long term debt	35,000	—
Income taxes payable	3,602	4,104

Total current liabilities	67,444	33,992

Deferred taxes and other liabilities	4,092	4,092

Total liabilities	71,536	38,084

Total stockholders’ equity	275,878	228,894

Total liabilities and stockholders’ equity	$347,414	$266,978